Exhibit 99.1

Momentive Performance Materials Inc. Announces Restructuring

ALBANY, N.Y., December 16, 2008 — Momentive Performance Materials Inc. (“Momentive” or the “Company”) today announced restructuring and cost-saving actions in response to the downturn caused by the current economic recession.

Momentive is eliminating approximately 250 full time positions around the globe. This action, in combination with steps already taken this year including prior restructuring efforts, planned attrition and retirements, represents approximately a 9% reduction in total employment from levels at the beginning of the year. Momentive expects to take restructuring charges of approximately $15 million in the fourth quarter of 2008 and the first quarter of 2009 related to the reduction in force.

For U.S. exempt salaried employees, Momentive is also eliminating merit pay increases for 2009, suspending the company matching payments to the Momentive 401k Savings Plan and suspending the employee Tuition Refund Program. Momentive is also instituting similar cost-saving actions around the world.

“As we end 2008 and look toward next year, we are facing unprecedented challenges related to the current global economic slowdown,” said Jon Rich, President and CEO. He added, “While these actions are difficult, Momentive will continue to take all steps necessary to protect the company, provide exemplary products and service to our customers and position ourselves for a recovery when it arrives.”

Forward-Looking and Cautionary Statements

Certain statements, including, without limitation, statements regarding the anticipated size of the Company’s workforce reductions and the estimated costs associated with such reductions in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our financial performance; the implementation and results of our ongoing strategic initiatives; our substantial leverage; limitations on flexibility in operating our business contained in the documents governing our indebtedness; changes in prices and availability of raw materials and key intermediates; and rising energy costs. For a more detailed discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive Performance Materials Inc. is a premier specialty materials company, providing high-technology materials solutions to the silicones, quartz and ceramics markets. The company, as a global leader with worldwide operations, has a robust product portfolio, an enduring tradition of service excellence, and industry-leading research and development capabilities. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

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Contact:

John Scharf

518.233.3893